UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 09, 2026

National Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-15204	54-1375874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hubbard Street
Blacksburg, Virginia		24060
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 951-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NKSH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2026, the Board of Directors of National Bankshares, Inc. (the “Company”) adopted an amendment (the “Amendment”) of the Bylaws of the Company. The Amendment will become effective on May 13, 2026. The Amendment:

changed the number of directors of the Company from thirteen (13) to twelve (12) (Article II, Section 2.2).

A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Company’s Articles of Incorporation provide that the number of directors of the Company shall be set by the Company’s Bylaws and shall be not less than nine (9) nor more than twenty-six (26).

The Board of Directors amended the Bylaws to set the number of directors at twelve (12) because of one Director retiring.

In accordance with the age limit provision in the Company’s Bylaws, Charles E. Green, III will not stand for re-election at the Company’s 2026 Annual Meeting of Shareholders and will retire from the Board of Directors of the Company effective as of the date of the annual meeting. Mr. Green’s retirement does not relate to any disagreement on matters relating to the Company’s operations, policies, or practices or any other matter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

3.2 Bylaws of National Bankshares Inc., as amended and restated, effective May 13, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bankshares, Inc.

Date:	04/09/2026	By:	/s/ Lara E. Ramsey
President & CEO